UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2015

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

The description of new or amendments to agreements set forth below in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Second Amendment to the Executive Employment Agreement of Shai Even

Effective July 23, 2015, a subsidiary of Alon USA Energy, Inc. (the “Company”) entered into the Second Amendment to Executive Employment Agreement with Shai Even, the Company’s Chief Financial Officer (the “Amendment”). The Amendment modifies certain provisions relating to the severance payable to Mr. Even by the Company in the event of Mr. Even’s termination or resignation.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Second Amendment to Restricted Stock Award Agreement of Shai Even

Effective July 23, 2015, the Company entered into the Second Amendment to Restricted Stock Award Agreement with Mr. Even (the “Award Amendment”). The Award Amendment modifies the vesting provisions applicable to previously granted restricted stock in the event of Mr. Even’s termination or resignation.

A copy of the Award Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Second Amendment to Executive Employment Agreement between Alon USA GP, LLC and Shai Even, dated July 23, 2015.
10.2	Second Amendment to Restricted Stock Award Agreement between Alon USA Energy, Inc. and Shai Even, dated July 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.

Date:	July 29, 2015	By:	/s/ James Ranspot
James Ranspot
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Second Amendment to Executive Employment Agreement between Alon USA GP, LLC and Shai Even, dated July 23, 2015.
10.2	Second Amendment to Restricted Stock Award Agreement between Alon USA Energy, Inc. and Shai Even, dated July 23, 2015.